Exhibit 99.31




                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

In re:                                             )   Chapter 11
                                                   )
AMERISERVE FOOD DISTRIBUTION,                      )   Case No. 00-0358 (PJW)
INC., ET AL.,1                                     )   (Jointly Administered)
      ------
                                                   )
Debtors.                                           )


                 ORDER AUTHORIZING AND APPROVING DEBTORS' MOTION
               FOR AN ORDER AUTHORIZING THE SALE OF SUBSTANTIALLY
                   ALL OF THE DEBTORS' BUSINESS ASSETS OUTSIDE
               THE ORDINARY COURSE OF BUSINESS AND FREE AND CLEAR
OF LIENS, ENCUMBRANCES AND INTERESTS2
                                    -



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                                       -8-

Upon the motion dated September 18, 2000 (the "Motion"), of the above-captioned debtors and debtors in possession (the "Debtors") for entry of an order authorizing the sale of substantially all of the Debtors' business assets outside the ordinary course of business, free and clear of liens, encumbrances and interests, under 11 U.S.C. ss. 3633; a sale hearing having been held on November 28, 2000 (the "SALE HEARING"); and all parties in interest having been heard, or having had the opportunity to be heard, regarding approval of the Purchase Agreement, and the transactions contemplated thereby (the "TRANSACTIONS"); and the Debtors having resolved the Objections filed on behalf of each of Penske Truck Leasing Co., L.P., International Business Machines Corporation and IBM Credit Corporation, and County of Denton; and the Court having considered the Objection filed on behalf of Alan M. Monceaux (the "Monceaux Objection"); and the Court having heard statements from counsel and/or evidence in support of approval of the Purchase Agreement; and it appearing from the affidavits of service dated September 19, 2000 [Docket No. 1810], September 21, 2000 [Docket No. 1833], and October 5, 2000 [Docket No. 1915] (collectively, the "Affidavits"), filed with the Clerk of the Court, that sufficient notice of the Motion and the relief granted by this Order have been provided; and it further appearing that no other or further notice hereof is required; and after due deliberation and good and sufficient cause appearing therefor, this Court hereby finds as follows:

1. This Court has jurisdiction over the Motion pursuant to 28 U.S.C.ss.1334. The Motion is a core proceeding pursuant to 28 U.S.C.ss.157(b)(1) and 157(b)(2)(A),
(N), and (O). Venue is appropriate in this Court.

2. Notice given in connection with the Motion is adequate and complies with all applicable laws and rules, including without limitation, 11 U.S.C.ss.363 and Fed. R. Bankr. P. 6004.


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3. The Motion proposes to sell certain property (the "Purchased Assets") and to assume and assign certain executory contracts and unexpired leases (the "Assumed Agreements") to the McLane Company, Inc., ("McLane") in accordance with the Purchase Agreement. To the extent that this Order and the Purchase Agreement are contradictory, this Order shall control. The Purchased Assets and the Assumed Agreements proposed to be sold under the Motion and this Order are property of the Debtors' estates under 11 U.S.C. ss. 541. The Purchased Assets are being sold subject only to the Permitted Encumbrances, as the term is defined in the Purchase Agreement. Thus, the Purchased Assets are being sold free and clear of any interest in such property, except the Permitted Encumbrances as described above.
4. Except for the Permitted Encumbrances, applicable nonbankruptcy law permits the sale of the Purchased Assets free and clear of the interests of all parties.
5. Except for the Permitted Encumbrances, each person or party holding an interest in the Purchased Assets has either expressly consented to the sale, are deemed to have consented to the sale, or can be compelled to accept a money satisfaction of its interest in the Purchased Assets in an amount less than the secured amount of its claim. 6. The sale meets the "sound business test" required for the proposed sale, as required by applicable law, in that the sale provides fair value for the Purchased Assets being sold as determined by the Debtors after reasonable efforts had been made to market the Purchased Assets. The purchase terms, as set forth in the Purchase Agreement, are fair and reasonable under the circumstances of these chapter 11 cases and this proceeding, based upon the Debtors' business judgment. 7. McLane is purchasing the Purchased Assets in good faith, and the provisions of 11 U.S.C. ss. 363(m) apply to the sale. 8. The proposed sale is in the best interests of the Debtors' estates.

9. All objections to the Motion and the sale (other than the Monceaux Objection) have been withdrawn and the Monceaux Objection is hereby overruled.

IT IS THEREFORE ORDERED:


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         A. That the Debtors are hereby authorized and directed to sell and assign the Purchased Assets to McLane in accordance with the terms and provisions of the Purchase Agreement and this Order and to execute all documents and perform all activities necessary in order to effect the sale and assignment.
         B. Except for the Permitted Encumbrances and the Assumed Obligations, that such sale and assignment of the Purchased Assets is free and clear of all interests, including the liens and claims of all other parties, in such property, which interests shall attach to the proceeds of the sale when received by the Debtors in and to the same validity, priority, and extent as such interests had attached to such property. However, the Permitted Encumbrances shall not attach to such proceeds.
         C. Effective on the date of entry of this Order, all entities, including, but not limited to, the Debtors (and/or their respective successors, including any trustees appointed in these cases or any subsequent Chapter 7 cases thereof), creditors, employees, former employees and shareholders, administrative agencies, governmental departments, secretaries of state, federal, state and local officials, maintaining any authority relating to environmental, health and safety laws, and their respective successors or assigns, shall be permanently and forever barred, restrained and enjoined from commencing or continuing in any manner any action or other proceeding of any kind against McLane as alleged successor or otherwise with respect to any Encumbrances arising out of or related to the sale.
         D. All entities holding Encumbrances (other than Permitted Encumbrances) of any kind and nature be and hereby are barred from asserting such Encumbrances (other than Permitted Encumbrances) against McLane and/or the Purchased Assets and, effective upon the transfer of the Purchased Assets to McLane at the Closing.


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         E. That pursuant to 11 U.S.C.ss. 1146, no stamp, transfer or similar tax shall be imposed on any Debtor or the Buyer in connection with the Debtor's sale of the Purchased Assets to McLane. No bulk sales law or any similar law of any state or other jurisdiction shall apply in any way to the sale.
         F. Any and all Purchased Assets in the possession or control of any person or entity, including, without limitation, any current or former vendor, supplier or employee of any of the Debtors (a) shall be transferred to McLane free and clear of the Encumbrances immediately after the Closing and (b) shall be delivered at the Closing to McLane unless, pursuant to the Purchase Agreement, such person, entity, vendor, supplier or employee may retain temporary possession or control of any of such Purchased Assets, in which case the possession of such item shall be delivered to McLane at such time as is designated by McLane.
         G. That the reversal or modification on appeal of this Order shall not affect the validity of the sale authorized hereby.

         H.       This Order shall not be subject to the stay in Fed. R. Bankr.
                  P. 6004(g).

         I. This Court retains jurisdiction, even after the closing of the chapter 11 cases, to:


(a)      Interpret, implement and enforce the terms and
                           provisions of this Order (including the injunctive relief provided in this Order) and the terms of the Purchase Agreement, all amendments thereto and any waivers and consents thereunder and of each of the agreements executed in connection therewith;


                  (b)

                                    Protect McLane or any of the Purchased
                                    Assets, against any of the Encumbrances;

                  (c)      Compel delivery of all Purchased Assets to McLane;

                  (d)

                                    Resolve any disputes arising under or
                                    related to the Purchase Agreement or the sale, McLane's peaceful use and enjoyment of the Purchased Assets;


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                  (e)      Adjudicate all issues concerning (alleged)
                           pre-closing Encumbrances and any other (alleged) interest(s) in and to the Purchased Assets, including the extent, validity, enforceability, priority and nature of all such (alleged) Encumbrances and any other (alleged) interest(s); and
                  (f) Adjudicate any and all issues and/or disputes relating to the Debtors' right, title or interest in the Purchased Assets and the proceeds thereof, the Motion and/or the Purchase Agreement.
                  J. The failure specifically to include any particular provisions of the Purchase Agreement in this Order shall not diminish or impair the efficacy of such provision, it being the intent of the Court that the Purchase Agreement and each and every provision, term, and condition thereof be authorized and approved in its entirety.
                  K. McLane may consummate the sale at any time after entry of this Order by waiving any and all closing conditions set forth in the Purchase Agreement that have not been satisfied and by proceeding to close the sale without any notice to the Court, any pre- or post-petition creditor of the Debtors and/or any other party in interest.
Dated:    ________ __, 2000




                                  ----------------------------
                                  Peter J. Walsh
                                  Chief United States Bankruptcy Judge



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                                    EXHIBIT A

                               PURCHASE AGREEMENT



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1 The Debtors are the following entities: AmeriServe Food Distribution, Inc.,
NEBCO EVANS Holding Company, Holberg Warehouse Properties, Inc., AmeriServe Transportation, Inc., PSD Transportation Services, Inc., Chicago Consolidated Corporation, ASNSC, Inc., Delta Transportation, Ltd., PSC Services of Florida, Inc., Northland Transportation Services, Inc., ProSource Mexico Holdings, Inc., NAVC Corp., North American Vantix Corp., and Vantix Logistics Ltd.

  2 The findings of fact and conclusions of law contained herein constitute the findings of fact and conclusions of law required to be entered by this Court with respect to the Motion pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Rules 7052 and 9014 of the Federal Rules of Bankruptcy Procedure.

  3 Except as otherwise noted, capitalized terms used in this Order have the meanings ascribed to such terms in the Asset Purchase Agreement dated as of August 18, 2000 (collectively, as amended, the "PURCHASE AGREEMENT"). The Purchase Agreement is annexed to this Order as EXHIBIT A.